EXHIBIT 2

ORYON TECHNOLOGIES, INC.

REGULATION S SUBSCRIPTION

AND INVESTOR REPRESENTATION AGREEMENT

ARTICLE I

1.01.     Subscription. The undersigned, intending to be legally bound, hereby irrevocably subscribes for 80,000,000 (eighty million) shares (the “Shares”) of common stock, $0.001 par value (the “Common Stock”), of Oryon Technologies, Inc., a Nevada corporation (the “Company”), at $0.017164 per share, for an aggregate purchase price of $1,373,085.

ARTICLE II

2.01.     Closing. The closing (the “Closing”) of the purchase and sale of the Shares shall occur simultaneously with the acceptance by the Company of the undersigned’s subscription, as evidenced by the Company’s execution of this Subscription Agreement.

ARTICLE III

3.01.     Investor Representations and Warranties. The undersigned hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

(a)         The undersigned is acquiring the Shares for its or his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Shares or any portion thereof. Further, the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares for which the undersigned is subscribing or any part of the Shares.

(b)         The undersigned has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the undersigned.

(c)          The undersigned is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by person previously not known to the undersigned in connection with investment securities generally.

(d)         The undersigned understands that the Company is under no obligation to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”), or to assist the undersigned in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.

(e)         The undersigned is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iii) able to afford the entire loss of its investment in the Shares.

(f)          The undersigned acknowledges his understanding that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of the undersigned made herein, the undersigned further represents and warrants to and agrees with the Company and its affiliates as follows:

(i)          the undersigned realizes that the basis for the exemption may not be present if, notwithstanding such representations, the undersigned has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned does not have any such intention;

(ii)        the undersigned has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company;

(iii)      the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares. The undersigned also represents it has not been organized for the purpose of acquiring the Shares;

(iv)       the undersigned has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Shares, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense; and

(v)         the undersigned has carefully reviewed all of the Company’s filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(g)         The undersigned is not relying on the Company or its affiliates or agents with respect to economic considerations involved in this investment. The undersigned has relied solely on its own advisors.

(h)         No representations or warranties have been made to the undersigned by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for Shares the undersigned is not relying upon any representations other than those contained herein.

(i)          Compliance with Local Laws. Any resale of the Shares during the ‘distribution compliance period’ as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S. Further, any such sale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. The undersigned will not offer to sell or sell the Shares in any jurisdiction unless the undersigned obtains all required consents, if any.

(j)           Regulation S Exemption. The undersigned understands that the Shares are being offered and sold in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth herein in order to determine the applicability of such exemptions and the suitability of the undersigned to acquire the Shares. In this regard, the undersigned represents, warrants and agrees that:

(i)          The undersigned is not a U.S. Person (as defined below) and is not acquiring the Shares for the account or benefit of a U.S. Person. A U.S. Person means any one of the following:

(A)         any natural person resident in the United States of America;

(B)        any partnership or corporation organized or incorporated under the laws of the United States of America;

(C)        any estate of which any executor or administrator is a U.S. Person;

(D)        any trust of which any trustee is a U.S. Person;

(E)         any agency or branch of a foreign entity located in the United States of America;

(F)         any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(G)        any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H)        any partnership or corporation if:

(1)         organized or incorporated under the laws of any foreign jurisdiction; and

(2)         formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii)        At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the undersigned was outside of the United States.

(iii)      The undersigned will not, during the period commencing on the date of issuance of any Shares and ending on the last day of the distribution compliance period, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(iv)       The undersigned will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(v)         The undersigned was not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vi)       Neither the undersigned nor or any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the undersigned and any person acting on his behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii)     The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii)   Neither the undersigned nor any person acting on his behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. The undersigned agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(ix)       Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.

TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(x)         The undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this Section 2.

(k)         The undersigned is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3).

(l)           The undersigned understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment.

(m)        The undersigned’s overall commitment to investments which are not readily marketable is not disproportionate to the undersigned’s net worth, and an investment in the Shares will not cause such overall commitment to become excessive.

(n)         The undersigned has received all documents, records, books and other information pertaining to the undersigned’s investment in the Company that has been requested by the undersigned.

(o)         The undersigned represents and warrants to the Company that all information that the undersigned has provided to the Company, including, without limitation, the information in the Investor Questionnaire attached hereto or previously provided to the Company (the “Investor Questionnaire”), is correct and complete as of the date hereof.

(p)         Other than as set forth herein, the undersigned is not relying upon any other information, representation or warranty by the Company or any officer, director, stockholder, agent or representative of the Company in determining to invest in the Shares. The undersigned has consulted, to the extent deemed appropriate by the undersigned, with the undersigned’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Shares and on that basis believes that his or its investment in the Shares is suitable and appropriate for the undersigned.

(q)         The undersigned is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company.

(r)          The undersigned understands that the price of the Shares offered hereby bear no relation to the assets, book value or net worth of the Company and were determined arbitrarily by the Company. The undersigned further understands that there is a substantial risk of further dilution on his or its investment in the Company.

ARTICLE IV

The Company represents and warrants to the undersigned as follows:

4.01.     Organization of the Company. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

4.02.     Authority. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares; (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.03.     Exemption from Registration; Valid Issuances. The sale and issuance of the Shares, in accordance with the terms and on the bases of the representations and warranties of the undersigned set forth herein, may and shall be properly issued by the Company to the undersigned pursuant to Section 4(2), Regulation D, Regulation S and/or any applicable state law. When issued and paid for as herein provided, the Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Shares pursuant to, nor the Company’s performance of its obligations under, this Agreement shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares or any of the assets of the Company, or (b) entitle the other holders of the Common Stock of the Company to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Shares shall not subject the undersigned to personal liability by reason of the ownership thereof.

4.04.     No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

4.05.     No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Shares, do not and will not (a) result in a violation of the Certificate or By-Laws of the Company or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company), nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to the Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Over The Counter Bulletin Board); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the undersigned herein.

4.06.     No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act, other than the private offering which the Company is conducting in the United States contemporaneously with this offering.

4.07.     No Misleading or Untrue Communication. The Company, any person representing the Company, and, to the knowledge of the Company, any other person selling or offering to sell the Shares, if any, in connection with the transactions contemplated by this Agreement, have not made, at any time, any written or oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

ARTICLE V

5.01.     Indemnity. The undersigned agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and their respective successors and assigns and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

5.02.     Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

5.03.     Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a government mail letter box of the country of origin, as registered or certified mail, and, as applicable, return receipt requested, to such address as may be given herein, or (b) delivered personally at such address.

5.04.     Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts and by facsimile, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. Signatures may be facsimiles.

5.05.     Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

5.06.     Entire Agreement. This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

5.07.     Assignability. This Agreement is not transferable or assignable by the undersigned.

5.08.     Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to conflicts of law principles.

5.09.     Pronouns. The use herein of the masculine pronouns “him” or “his” or similar terms shall be deemed to include the feminine and neuter genders and the use herein of the singular pronoun shall be deemed to include the plural.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement on 15th January, 2015.

Amount of Investment: $1,373,085

INVESTOR:	Ezy Flexi Light Pty Ltd.

	By:	/s/ Derek Davis
	Name:	Derek Laurence Davis
	Title:	Director

U.S. Taxpayer Identification Number:
(if applicable):

Address:

16 Windmill Crossing
Mackay Queensland 4740
Australia

signature page – Oryon Technologies, Inc.

Regulation S Subscription

and Investor Representation Agreement

ACCEPTANCE OF SUBSCRIPTION

(to be completed by the Company)

The Company hereby accepts the above application for subscription for Shares on behalf of the Company.

Dated: _________, 201__	Oryon Technologies, Inc.

By:
Name:
Title:

Address:

4251 Kellway Circle
Addison, Texas 75001

Oryon Technologies, Inc.

Regulation S Subscription

and Investor Representation Agreement

ANNEX 1

DEFINITION OF “INVESTMENTS”

“Investments” means:

1. Securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the investor that owns such securities, unless the issuer of such securities is:

(a) An investment company or a company that would be an investment company but for the exclusions or exemptions provided by the Investment Company Act, or a commodity pool; or

(b) a Public Company (as defined below);

(c) A company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements, provided that such financial statements present the information as of a date within 16 months preceding the date on which the investor acquires Units;

2. Real estate held for investment purposes;

3. Commodity Shares (as defined below) held for investment purposes;

4. Physical Commodities (as defined below) held for investment purposes;

5. To the extent not securities, Financial Contracts (as defined below) entered into for investment purposes;

6. In the case of an investor that is a company that would be an investment company but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, or a commodity pool, any amounts payable to such investor pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the investor upon the demand of the investor; and

7. Cash and cash equivalents held for investment purposes.

Real estate that is used by the owner or a Related Person (as defined below) of the owner for personal purposes, or as a place of business, or in connection with the conduct of the trade or business of such owner or a Related Person of the owner, will NOT be considered real estate held for investment purposes, provided that real estate owned by an investor who is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes. However, residential real estate will not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by section 280A of the Internal Revenue Code of 1986, as amended.

A Commodity Interest or Physical Commodity owned, or a Financial Contract entered into, by an investor who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Shares, Physical Commodities or Financial Contracts in connection with such business may be deemed to be held for investment purposes.

“Commodity Shares” means commodity futures contracts, options on commodity futures contracts, and options on Physical Commodities traded on or subject to the rules of:

(a) Any contract market designated for trading such transactions under the Commodity Exchange Act and the rules thereunder; or

(b) Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act.

“Public Company” means a company that:

(a) files reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; or

(b) has a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act.

“Financial Contract” means any arrangement that:

(a) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

(b) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and

(c) is entered into in response to a request from a counterparty for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement.

“Physical Commodities” means any physical commodity with respect to which a Commodity Interest is traded on a market specified in the definition of Commodity Shares above.

“Related Person” means a person who is related to the investor as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the investor, or is a spouse of such descendant or ancestor, provided that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such an owner. “Family Company” means a company that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established for the benefit of such persons.

For purposes of determining the amount of investments owned by a company, there may be included investments owned by majority-owned subsidiaries of the company and investments owned by a company (“Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investment held jointly with such person’s spouse, or investments in which such person shares with such person’s spouse a community property or similar shared ownership interest. In determining whether spouses who are making a joint investment in the Company are qualified purchasers, there may be included in the amount of each spouse’s investments any investments owned by the other spouse (whether or not such investments are held jointly). There shall be deducted from the amount of any such investments any amounts specified by paragraph 2(a) of Annex 2 incurred by such spouse.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investments held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

ANNEX 2

VALUATIONS OF INVESTMENTS

The general rule for determining the value of investments in order to ascertain whether a person is a qualified purchaser is that the value of the aggregate amount of investments owned and invested on a discretionary basis by such person shall be their fair market value on the most recent practicable date or their cost. This general rule is subject to the following provisos:

(1) In the case of Commodity Shares, the amount of investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Shares; and

(2) In each case, there shall be deducted from the amount of investments owned by such person the following amounts:

(a) The amount of any outstanding indebtedness incurred to acquire the investments owned by such person.

(b) A Family Company, in addition to the amounts specified in paragraph (1) above, shall have deducted from the value of such Family Company’s investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such investments.